Exhibit 24(b)

                           CERTIFICATE OF THE SECRETARY
                                        OF
                                ORNDA HEALTHCORP


     I, Ronald P. Soltman, Secretary of OrNda HealthCorp, do hereby certify that the following is a true and correct copy of a resolution passed by the Board of Directors of the Corporation on January 19, 1996, and that this resolution is still in full force and effect and as of the date hereof has not been in any respect altered, revised or repealed, and that the resolution does not in any manner contravene the Articles of Incorporation or the Bylaws of the Corporation:

               RESOLVED, that each officer and director of the Corporation who may be required to execute such Registration Statement or any amendment thereof
               (whether on behalf of the Corporation or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing Keith B. Pitts and Ronald P. Soltman, and each of them, as true and lawful attorneys and agents, to execute in his name, place and stead (in any such capacity) said
               Registration Statement and any and all amendments thereto, and any and all documents in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such officer or director might or could do in person;

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of January, 1996.

                                  /s/ Ronald P. Soltman
                                      Ronald P. Soltman
                                      Secretary